Exhibit 99.1

Ballantyne Strong Reports Third Quarter 2022 Operating Results

Revenue Increases 68%

Charlotte, NC – November 8, 2022 – Ballantyne Strong, Inc. (NYSE American: BTN) (the “Company” or “Ballantyne Strong”) today announced operating results for the third quarter ended September 30, 2022.

Operational Highlights

●	Strong Entertainment’s business continued to strengthen as exhibitors prepare for laser upgrades and a robust 2023 release schedule

●	Revenue momentum continued, growing 68% for the third quarter 2022 compared to the third quarter of the prior year

●	Strong Studios wrapping production on two projects: Safehaven is expected to start post-production and deliver in 2023. Inside the Black Box expected to be delivered and air during Q4 2022.

●	Registration statement filed publicly with the Securities and Exchange Commission for initial public offering of the Strong Entertainment business

Mark Roberson, Chief Executive Officer, commented, “Our Strong Entertainment business continued to expand, and we are seeing increasing exhibitor demand in preparation for the 2023 studio release schedule. We are also in the early stages of a large capital upgrade and technology refresh cycle in the industry, with the transition from xenon projection to laser. We have been growing the scope of our services and strengthening our customer relationships to be positioned to support our customers as this cycle drives capital spending for the next several years.

“Our new Strong Studios content division is completing two new series in our first year of operation. We wrapped principal photography on Safehaven, which is expected to be delivered in 2023 and are in process of delivering Inside the Black Box, which is anticipated to air before the end of the year.”

Kyle Cerminara, Chairman of the Board, commented, “Our equity holdings continue to perform, with FG Financial launching its new merchant banking platform, Firefly expanding its digital out-of-home advertising, and GreenFirst Forest Products continuing to post strong financial results and cash flow. We are also incubating two new businesses within Ballantyne, Strong Studios and Digital Ignition, and we are very excited with the progress we’re seeing at both. We believe the Company is well positioned across multiple attractive markets, and we remain focused on driving long-term value for our shareholders.”

Ballantyne Strong, Inc. – Fiscal Year 2022 Third Quarter 2022 Results	Page 2 of 9

Third Quarter 2022 Financial Review (Compared to Three Months Ended September 30, 2021)

●	Revenue increased 68.0% to $10.3 million from $6.1 million. Demand for and revenue from products and services benefited from the continuing recovery in the cinema industry. As the industry recovery has progressed, exhibitors are beginning to allocate more resources to capital improvements, including upgrading their auditoriums from xenon projection to laser projection, which helps drive demand for our products and services. We have also increased the scope of our services to better support our customers and to increase market share in cinema services. We expect the upgrades from xenon to laser to accelerate in 2023 and continue for at least the next several years.

●	Gross profit of $2.7 million increased compared to $2.4 million. Gross profit margins were 26.7% as compared to 40.0%. Excluding the impact of employee retention credits, which favorably impacted the prior year period, gross profit during the quarter ended September 30, 2021 would have been 33.1% as compared to 26.7% in the current period. Gross profit dollars increased 35.2% excluding the employee retention credits as revenue increased with the reopening of cinemas and entertainment venues worldwide.

●	Loss from operations was $0.3 million as compared to $0.1 million in the prior year. Excluding the impact of employee retention credits, which favorably impacted the prior year period, loss from operations during the quarter ended September 30, 2021 would have been $0.7 million. After excluding the prior year benefit from employee retention credits, operating results improved as a direct result of the rebound in revenues and gross margin in our Strong Entertainment business. Those improvements were partially offset by increases in operating expenses related to the launch of the new Strong Studios business.

●	Net loss from continuing operations was $2.2 million, ($0.11) per basic and diluted share, as compared to net income from continuing operations of $7.1 million, $0.38 per basic and diluted share in the prior year. The increase in net loss from continuing operations was primarily the result of unrealized losses on our equity holdings in the current period and employee retention credits and gains on our equity holdings recognized in the prior year.

●	Adjusted EBITDA, which excludes the impact of realized and unrealized losses on our equity holdings and employee retention credits, among other things, improved to $0.2 million as compared to negative $0.2 million in the prior year.

Conference Call

A conference call to discuss the Company’s 2022 third quarter financial results will be held on Tuesday, November 8, 2022, at 5:00 pm Eastern Time. Interested parties can listen to the call via live webcast or by phone. To access the webcast, visit the Company’s website at ballantynestrong.com/investors or use following link: BTN Webcast Link. To access the conference call by phone, dial (888) 506-0062 (domestic) or (973) 528-0011 (international). Please access the webcast or dial in at least five minutes before the start of the call to register.

A replay of the webcast will be available following the conclusion of the live broadcast and accessible on the Company’s website at ballantynestrong.com/investors.

Use of Non-GAAP Measures

Ballantyne Strong prepares its consolidated financial statements in accordance with United States generally accepted accounting principles (“GAAP”). In addition to disclosing financial results prepared in accordance with GAAP, the Company discloses information regarding Adjusted EBITDA (“Adjusted EBITDA”), which differs from the commonly used EBITDA (“EBITDA”). Adjusted EBITDA both adjusts net income (loss) to exclude income taxes, interest, and depreciation and amortization, and excludes discontinued operations, share-based compensation, impairment charges, equity method income (loss), fair value adjustments, severance, foreign currency transaction gains (losses), transactional gains and expenses, gains on insurance recoveries, certain tax credits and other cash and non-cash charges and gains.

EBITDA and Adjusted EBITDA are not measures of performance defined in accordance with GAAP. However, Adjusted EBITDA is used internally in planning and evaluating the Company’s operating performance. Accordingly, management believes that disclosure of these metrics offers investors, bankers and other stakeholders an additional view of the Company’s operations that, when coupled with the GAAP results, provides a more complete understanding of the Company’s financial results.

Ballantyne Strong, Inc. – Fiscal Year 2022 Third Quarter 2022 Results	Page 3 of 9

EBITDA and Adjusted EBITDA should not be considered as an alternative to net income (loss) or to net cash from operating activities as measures of operating results or liquidity. The Company’s calculation of EBITDA and Adjusted EBITDA may not be comparable to similarly titled measures used by other companies, and the measures exclude financial information that some may consider important in evaluating the Company’s performance.

EBITDA and Adjusted EBITDA have limitations as analytical tools, and you should not consider them in isolation, or as substitutes for analysis of the Company’s results as reported under GAAP. Some of these limitations are: (i) they do not reflect the Company’s cash expenditures, or future requirements for capital expenditures or contractual commitments, (ii) they do not reflect changes in, or cash requirements for, the Company’s working capital needs, (iii) EBITDA and Adjusted EBITDA do not reflect interest expense, or the cash requirements necessary to service interest or principal payments, on the Company’s debt, (iv) although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and EBITDA and Adjusted EBITDA do not reflect any cash requirements for such replacements, (v) they do not adjust for all non-cash income or expense items that are reflected in the Company’s statements of cash flows, (vi) they do not reflect the impact of earnings or charges resulting from matters management considers not to be indicative of the Company’s ongoing operations, and (vii) other companies in the Company’s industry may calculate these measures differently than the Company does, limiting their usefulness as comparative measures.

Management believes EBITDA and Adjusted EBITDA facilitate operating performance comparisons from period to period by isolating the effects of some items that vary from period to period without any correlation to core operating performance or that vary widely among similar companies. These potential differences may be caused by variations in capital structures (affecting interest expense), tax positions (such as the impact on periods or companies of changes in effective tax rates or net operating losses) and the age and book depreciation of facilities and equipment (affecting relative depreciation expense). The Company also presents EBITDA and Adjusted EBITDA because (i) management believes these measures are frequently used by securities analysts, investors and other interested parties to evaluate companies in the Company’s industry, (ii) management believes investors will find these measures useful in assessing the Company’s ability to service or incur indebtedness, and (iii) management uses EBITDA and Adjusted EBITDA internally as benchmarks to evaluate the Company’s operating performance or compare the Company’s performance to that of its competitors.

For further information, please refer to Ballantyne Strong, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (“SEC”) on March 24, 2022, available online at www.sec.gov.

About Ballantyne Strong, Inc.

Ballantyne Strong, Inc. (www.ballantynestrong.com) is a diversified holding company with operations and holdings across a broad range of industries. The Company’s Strong Entertainment segment is the largest premium screen supplier in North America, provides technical support services and related products and services to the cinema exhibition industry, and recently launched its studio operations to produce content for streaming and other entertainment outlets. Ballantyne Strong holds equity stakes in Firefly Systems, Inc., GreenFirst Forest Products Inc. (TSX: GFP), and FG Financial Group, Inc. (Nasdaq: FGF), as well as real estate through its Digital Ignition operating business.

Ballantyne Strong, Inc. – Fiscal Year 2022 Third Quarter 2022 Results	Page 4 of 9

Forward-Looking Statements

In addition to the historical information included herein, this press release includes forward-looking statements, such as management’s expectations regarding its portfolio companies, the Company’s intent to pursue an initial public offering and separate listing of its Strong Entertainment business, as well as future sales and financial performance, general economic recovery from the effects of the COVID-19 pandemic, and the production and release of content by our Strong Studios division, which involve a number of risks and uncertainties, including but not limited to those discussed in the “Risk Factors” section contained in Item 1A in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 filed with the SEC on March 24, 2022, and the following risks and uncertainties: the negative impact that the COVID-19 pandemic has already had, and may continue to have, on the Company’s business and financial condition; the general economic impact of the current geopolitical environment, including the ongoing military conflict in Ukraine and the impact of related sanctions being imposed by the U.S. Government and the governments of other countries; the Company’s ability to maintain and expand its revenue streams to compensate for the lower demand for the Company’s digital cinema products and installation services; potential interruptions of supplier relationships or higher prices charged by suppliers; the Company’s ability to successfully compete and introduce enhancements and new features that achieve market acceptance and that keep pace with technological developments; the Company’s ability to successfully execute its capital allocation strategy or achieve the returns it expects from these holdings; the Company’s ability to maintain its brand and reputation and retain or replace its significant customers; challenges associated with the Company’s long sales cycles; the impact of a challenging global economic environment or a downturn in the markets (such as the current economic disruption and market volatility generated by the ongoing COVID-19 pandemic and geopolitical environment); economic and political risks of selling products in foreign countries (including tariffs); risks of non-compliance with U.S. and foreign laws and regulations, potential sales tax collections and claims for uncollected amounts; cybersecurity risks and risks of damage and interruptions of information technology systems; the Company’s ability to retain key members of management and successfully integrate new executives; the Company’s ability to complete acquisitions, strategic investments, entry into new lines of business, divestitures, mergers or other transactions on acceptable terms, or at all; the impact of the COVID-19 pandemic and the current geopolitical tension and related sanctions on the companies in which the Company holds equity stakes; the Company’s ability to utilize or assert its intellectual property rights, the impact of natural disasters and other catastrophic events (such as the ongoing COVID-19 pandemic or the ongoing military conflict in Ukraine); the adequacy of insurance; the impact of having a controlling stockholder and vulnerability to fluctuation in the Company’s stock price. Given the risks and uncertainties, readers should not place undue reliance on any forward-looking statement and should recognize that the statements are predictions of future results which may not occur as anticipated. Many of the risks listed above have been, and may further be, exacerbated by the COVID-19 pandemic, its impact on the cinema and entertainment industry, and general economic conditions, including the ongoing military conflict in Ukraine and related sanctions, such as inflationary pressures and disruptions in the global supply chain and the worsening economic environment. Actual results could differ materially from those anticipated in the forward-looking statements and from historical results, due to the risks and uncertainties described herein, as well as others not now anticipated. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such factors on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Except where required by law, the Company assumes no obligation to update, withdraw or revise any forward-looking statements to reflect actual results or changes in factors or assumptions affecting such forward-looking statements.

For Investor Relations Inquiries:

Mark Roberson	John Nesbett / Jennifer Belodeau
Ballantyne Strong, Inc. - Chief Executive Officer	IMS Investor Relations
704-994-8279	203-972-9200
IR@btn-inc.com	jnesbett@institutionalms.com

Ballantyne Strong, Inc. – Fiscal Year 2022 Third Quarter 2022 Results	Page 5 of 9

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands, except par values)

(Unaudited)

	September 30, 2022	December 31, 2021
Assets
Current assets:
Cash and cash equivalents	$4,191	$8,731
Restricted cash	151	150
Accounts receivable, net	4,900	4,631
Inventories, net	3,666	3,271
Other current assets	4,760	4,992
Total current assets	17,668	21,775
Property, plant and equipment, net	13,345	6,226
Operating lease right-of-use assets	335	3,975
Finance lease right-of-use asset	63	-
Note receivable, net of current portion	-	1,667
Equity holdings	35,624	41,133
Film and television programming rights, net	1,449	-
Intangible assets, net	8	69
Goodwill	871	942
Other assets	1	22
Total assets	$69,364	$75,809

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$4,378	$4,245
Accrued expenses	4,089	2,994
Short-term debt	2,686	2,998
Current portion of long-term debt	213	23
Current portion of operating lease obligations	114	577
Current portion of finance lease obligations	12	-
Deferred revenue and customer deposits	2,277	3,292
Total current liabilities	13,769	14,129
Operating lease obligations, net of current portion	287	3,586
Finance lease obligations, net of current portion	51	-
Long-term debt, net of current portion and deferred debt issuance costs, net	5,056	105
Deferred income taxes	4,980	5,594
Other long-term liabilities	631	118
Total liabilities	24,774	23,532

Commitments, contingencies and concentrations

Stockholders’ equity:
Preferred stock	-	-
Common stock	222	213
Additional paid-in capital	53,752	50,807
Retained earnings	14,992	23,591
Treasury stock	(18,586)	(18,586)
Accumulated other comprehensive loss	(5,790)	(3,748)
Total stockholders’ equity	44,590	52,277
Total liabilities and stockholders’ equity	$69,364	$75,809

Ballantyne Strong, Inc. – Fiscal Year 2022 Third Quarter 2022 Results	Page 6 of 9

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Operations

(In thousands, except per share amounts)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021
Net product sales	$7,690	$4,086	$22,076	$11,811
Net service revenues	2,584	2,030	7,366	5,170
Total net revenues	10,274	6,116	29,442	16,981
Cost of products sold	5,543	2,624	16,234	7,831
Cost of services	1,991	1,044	5,538	3,078
Total cost of revenues	7,534	3,668	21,772	10,909
Gross profit	2,740	2,448	7,670	6,072
Selling and administrative expenses:
Selling	499	411	1,723	1,158
Administrative	2,533	2,155	7,887	6,775
Total selling and administrative expenses	3,032	2,566	9,610	7,933
Loss from operations	(292)	(118)	(1,940)	(1,861)
Other income (expense):
Interest income	-	21	7	54
Interest expense	(91)	(28)	(238)	(284)
Foreign currency transaction gain (loss)	517	162	382	(56)
Unrealized (loss) gain on equity holdings	(1,301)	8,376	(3,752)	8,376
Other income (expense), net	11	1,692	(187)	1,847
Total other (expense) income	(864)	10,223	(3,788)	9,937
(Loss) income from continuing operations before income taxes and equity method holding loss	(1,156)	10,105	(5,728)	8,076
Income tax expense	(245)	(2,696)	(292)	(2,788)
Equity method holding loss	(798)	(323)	(2,578)	(1,468)
Net (loss) income from continuing operations	(2,199)	7,086	(8,598)	3,820
Net income from discontinued operations	-	-	-	14,649
Net (loss) income	$(2,199)	$7,086	$(8,598)	$18,469

Basic and diluted net (loss) income per share
Continuing operations	$(0.11)	$0.38	$(0.45)	$0.21
Discontinued operations	-	-	-	0.81
Basic and diluted net (loss) income per share	$(0.11)	$0.38	$(0.45)	$1.02

Ballantyne Strong, Inc. – Fiscal Year 2022 Third Quarter 2022 Results	Page 7 of 9

Ballantyne Strong, Inc. and Subsidiaries

Condensed Consolidated Statements of Cash Flows

(In thousands)

(Unaudited)

	Nine Months Ended September 30,
	2022	2021
Cash flows from operating activities:
Net (loss) income from continuing operations	$(8,598)	$3,820
Adjustments to reconcile net (loss) income from continuing operations to net cash (used in) provided by operating activities:
Provision for (recovery of) doubtful accounts	11	(249)
Provision for obsolete inventory	-	69
Provision for warranty	9	46
Depreciation and amortization	1,038	985
Amortization and accretion of operating leases	166	620
Equity method holding loss	2,578	1,468
Adjustment to SageNet promissory note in connection with prepayment	202	-
Unrealized loss on equity holdings	3,752	(8,376)
Deferred income taxes	(435)	2,124
Stock-based compensation expense	511	686
Changes in operating assets and liabilities:
Accounts receivable	(394)	1,287
Inventories	(556)	(793)
Current income taxes	117	(6)
Other assets	1,455	(2,028)
Accounts payable and accrued expenses	(1,490)	(1,373)
Deferred revenue and customer deposits	(975)	2,002
Operating lease obligations	(161)	(617)
Net cash used in operating activities from continuing operations	(2,770)	(335)
Net cash provided by operating activities from discontinued operations	-	510
Net cash (used in) proivided by operating activities	(2,770)	175

Cash flows from investing activities:
Capital expenditures	(858)	(650)
Acquisition of programming rights	(407)	-
Purchase of common shares of FG Financial Group, Inc.	(2,000)	-
Purchase of common shares of GreenFirst Forest Products, Inc.	-	(9,977)
Receipt of SageNet promissory note	2,300	-
Net cash used in investing activities from continuing operations	(965)	(10,627)
Net cash provided by investing activities from discontinued operations	-	12,761
Net cash (used in) provided by investing activities	(965)	2,134

Cash flows from financing activities:
Principal payments on short-term debt	(487)	(509)
Principal payments on long-term debt	(114)	-
Proceeds from stock issuance, net of costs	-	6,310
Payments of withholding taxes related to net share settlement of equity awards	(15)	(80)
Proceeds from exercise of stock options	-	9
Payments on capital lease obligations	(5)	(2,106)
Net cash (used in) provided by financing activities from continuing operations	(621)	3,624
Net cash used in financing activities from discontinued operations	-	(155)
Net cash (used in) provided by financing activities	(621)	3,469

Effect of exchange rate changes on cash and cash equivalents	(184)	(43)
Net decrease in cash and cash equivalents and restricted cash from continuing operations	(4,540)	(7,381)
Net increase in cash and cash equivalents and restricted cash from discontinued operations	-	13,116
Net (decrease) increase in cash and cash equivalents and restricted cash	(4,540)	5,735
Cash and cash equivalents and restricted cash at beginning of period	8,882	4,787
Cash and cash equivalents and restricted cash at end of period	$4,342	$10,522

Ballantyne Strong, Inc. – Fiscal Year 2022 Third Quarter 2022 Results	Page 8 of 9

Ballantyne Strong, Inc. and Subsidiaries

Summary by Business Segments

(In thousands)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2022	2021	2022	2021

Strong Entertainment
Revenue	$9,904	$5,822	$28,446	$16,121
Gross profit	2,371	2,154	6,674	5,428
Operating income	732	1,028	1,522	2,150
Adjusted EBITDA	817	641	1,838	1,056

Corporate and Other
Revenue	$370	$294	$996	$860
Gross profit	369	294	996	644
Operating loss	(1,024)	(1,146)	(3,462)	(4,011)
Adjusted EBITDA	(620)	(815)	(2,194)	(3,046)

Consolidated
Revenue	$10,274	$6,116	$29,442	$16,981
Gross profit	$2,740	$2,448	$7,670	$6,072
Operating loss	$(292)	$(118)	$(1,940)	$(1,861)
Adjusted EBITDA	$197	$(174)	$(356)	$(1,990)

Ballantyne Strong, Inc. – Fiscal Year 2022 Third Quarter 2022 Results	Page 9 of 9

Ballantyne Strong, Inc. and Subsidiaries

Reconciliation of Net Income (Loss) to Adjusted EBITDA

(In thousands)

(Unaudited)

	Quarters Ended September 30,
	2022				2021

	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated
Net income (loss)	$315	$(2,514)	$-	$(2,199)	$7,685	$(599)	$-	$7,086
Net income from discontinued operations	-	-	-	-	-	-	-	-
Net income (loss) from continuing operations	315	(2,514)	-	(2,199)	7,685	(599)	-	7,086
Interest expense (income), net	33	58	-	91	25	(18)	-	7
Income tax expense	202	43	-	245	2,327	369	-	2,696
Depreciation and amortization	153	183	-	336	216	129	-	345
EBITDA	703	(2,230)	-	(1,527)	10,253	(119)	-	10,134
Stock-based compensation expense	-	142	-	142	-	213	-	213
Equity method holding loss (income)	-	798	-	798	414	(91)	-	323
Realized gain on equity holdings	-	-	-	-	(1,689)		-	(1,689)
Unrealized loss (gain) on equity holdings	631	670	-	1,301	(7,648)	(728)	-	(8,376)
Foreign currency transaction income	(517)	-	-	(517)	(162)	-	-	(162)
Employee retention credit	-	-	-	-	(527)	(90)	-	(617)
Adjusted EBITDA	$817	$(620)	$-	$197	$641	$(815)	$-	$(174)

	Nine Months Ended September 30,
	2022				2021

	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated	Strong Entertainment	Corporate and Other	Discontinued Operations	Consolidated
Net (loss) income	$(322)	$(8,276)	$-	$(8,598)	$7,719	$(3,899)	$14,649	$18,469
Net income from discontinued operations	-	-	-	-	-	-	(14,649)	(14,649)
Net (loss) income from continuing operations	(322)	(8,276)	-	(8,598)	7,719	(3,899)	-	3,820
Interest expense, net	85	146	-	231	84	146	-	230
Income tax expense	242	50	-	292	2,406	382	-	2,788
Depreciation and amortization	521	517	-	1,038	687	298	-	985
EBITDA	526	(7,563)	-	(7,037)	10,896	(3,073)	-	7,823
Stock-based compensation expense	-	511	-	511	-	686	-	686
Equity method holding loss	-	2,578	-	2,578	1,150	318	-	1,468
Employee retention credit	-	-	-	-	(1,576)	(336)	-	(1,912)
Realized gain on equity holdings	-	-	-	-	(1,689)	-	-	(1,689)
Unrealized loss (gain) on equity holdings	1,695	2,057	-	3,752	(7,648)	(728)	-	(8,376)
Foreign currency transaction (income) loss	(383)	1	-	(382)	56	-	-	56
Gain on property and casualty insurance recoveries	-	-	-	-	(148)	-	-	(148)
Severance and other	-	222	-	222	15	87	-	102
Adjusted EBITDA	$1,838	$(2,194)	$-	$(356)	$1,056	$(3,046)	$-	$(1,990)